EXHIBIT 5.1

HOUSTON

LONDON

MOSCOW

NEW YORK

PALO ALTO

RIYADH

WASHINGTON

HOUSTON

LONDON

MOSCOW

NEW YORK

PALO ALTO

RIYADH

WASHINGTON

ABU DHABI

AUSTIN

BEJING

BRUSSELS

DALLAS

DUBAI

HONG KONG

ABU DHABI

AUSTIN

BEJING

BRUSSELS

DALLAS

DUBAI

HONG KONG

ONE SHELL PLAZA

910 LOUISIANA

HOUSTON, TEXAS

77002-4995

TEL   +1 713.229.1234

FAX +1 713.229.1522

BakerBotts.com

ONE SHELL PLAZA

910 LOUISIANA

HOUSTON, TEXAS

77002-4995

TEL   +1 713.229.1234

FAX +1 713.229.1522

BakerBotts.com

August 7, 2015

PostRock Energy Corporation

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma  73102

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by PostRock Energy Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 1,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable pursuant to the PostRock Energy Services Corporation Deferred Compensation Plan (the “Plan”), certain legal matters with respect to the Shares are being passed upon for you by us.  At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Restated Certificate of Incorporation and Bylaws of the Company, each as amended to date, the instruments constituting the Plan filed as Exhibits 4.6 and 4.7 to the Registration Statement, corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.  In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates.  In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.  In addition, we have assumed for purposes of this opinion that the consideration received by the Company for the Shares will be not less than the par value of the Shares.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, if and when the Shares are offered or issued in accordance with the requirements of the Plan for the consideration established pursuant to the terms of the Plan and otherwise in accordance with the terms and conditions of the Plan, such Shares will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited in all respects to matters of the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P

TRF/SMR